UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2010
NANOSPHERE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33775	36-4339870

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4088 Commercial Avenue, Northbrook, Illinois	60062

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 400-9000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On August 18, 2010, Nanosphere, Inc. (the “Company”) executed a Settlement Agreement and Intellectual Property Purchase Agreement (the “Agreement”) with Eppendorf AG. The Agreement provides, among other things, for the Company’s acquisition of certain patents and patent rights of Eppendorf on a global basis for $4 million, while providing a limited license back to service existing Eppendorf customers and licenses previously issued that relate to the purchased patents and patent rights. As part of the transaction, the companies settled a patent litigation dispute described previously in Part II, Item 1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010. A copy of the Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Settlement Agreement and Intellectual Property Purchase Agreement, dated August 18, 2010.

99.1	Press Release of Nanosphere, Inc. dated August 24, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOSPHERE, INC. (Registrant)
Date: August 24, 2010	By:	/s/ Roger Moody
Roger Moody
Chief Financial Officer, Vice President of Finance & Administration, Treasurer, Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Settlement Agreement and Intellectual Property Purchase Agreement, dated August 18, 2010.

99.1	Press Release of Nanosphere, Inc. dated August 24, 2010.